Bank of Hawaii Corporation 2018 Financial Results

•2018 Earnings $5.23 Per Diluted Share
•2018 Net Income $219.6 Million
•Diluted Earnings Per Share $1.30 for the Fourth Quarter of 2018
•Net Income $53.9 Million for the Fourth Quarter of 2018
•Board of Directors Declares Dividend of $0.62 Per Share
•Board of Directors Authorizes Increase in Share Repurchase of $130.0 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 28, 2019) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $5.23 for the full year of 2018, up 20.8 percent from diluted earnings per share of $4.33 in 2017. Net income for the year was $219.6 million, up $34.9 million or 18.9 percent from net income of $184.7 million in the previous year. The return on average assets for the full year of 2018 increased to 1.29 percent compared with 1.10 percent in 2017. The return on average equity for the full year of 2018 increased to 17.63 percent compared with 15.27 percent in 2017.

“Bank of Hawaii finished 2018 with solid financial performance," said Peter Ho, Chairman, President, and CEO. “During the year our loan and deposit balances continued to grow and our net interest margin expanded. Our asset quality, capital and liquidity all remained strong. During the fourth quarter we completed the sale of our MyBankoh Rewards Credit Card portfolio in order to focus on our co-branded Hawaiian Airlines Bank of Hawaii World Elite Mastercard program.”

Diluted earnings per share were $1.30 for the fourth quarter of 2018, down from $1.36 in the third quarter of 2018 and up from $1.01 in the fourth quarter of 2017. Net income for the fourth quarter of 2018 was $53.9 million, down from $56.9 million in the previous quarter and up from $43.0 million in the same quarter last year. The return on average assets for the fourth quarter of 2018 was 1.26 percent, compared with 1.33 percent in the third quarter of 2018 and 1.00 percent in the fourth quarter last year. The return on average equity for the fourth quarter of 2018 was 17.05 percent compared with 18.06 percent in the third quarter of 2018 and 13.85 percent in the fourth quarter last year.

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Bank of Hawaii Corporation 2018 Financial Results     Page 2

Financial Highlights

Net interest income, on a taxable-equivalent basis, was $491.5 million for the full year of 2018, an increase of $22.4 million from net interest income of $469.1 million in 2017. Net interest income, on a taxable-equivalent basis, for the fourth quarter of 2018 was $125.2 million, an increase of $1.0 million compared with net interest income of $124.2 million in the third quarter of 2018 and up $3.6 million compared with net interest income of $121.6 million in the fourth quarter last year. Analyses of changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin for the full year of 2018 was 3.05 percent, an increase of 12 basis points from the net interest margin of 2.93 percent in 2017. The net interest margin was 3.10 percent in the fourth quarter of 2018, an increase of 3 basis points from the third quarter of 2018 and 12 basis points from the fourth quarter last year. The sale of the credit card portfolio in the fourth quarter of 2018 resulted in a decrease of 2 basis points in the fourth quarter net interest margin.

The provision for credit losses for the full year of 2018 was $13.4 million compared with a provision for credit losses of $16.9 million in 2017. Results for the fourth quarter of 2018 included a provision for credit losses of $2.0 million compared with $3.8 million in the previous quarter and $4.3 million in the same quarter last year.

Noninterest income for the full year of 2018 was $168.9 million compared with noninterest income of $185.4 million in 2017. Results for 2017 included a gain of $12.5 million on the sale of Visa Class B shares compared with a charge of $1.0 million for the adjustment to the conversions ratio in 2018 and $0.9 million in higher fees related to the Visa Class B shares sold. Excluding the Visa sale, the decrease from the previous year was primarily due to a decline in mortgage banking income and service charges on deposits that were partially offset by a gain resulting from a low-income housing investment sale and distribution. Noninterest income was $42.1 million in the fourth quarter of 2018 compared with noninterest income of $41.5 million in the third quarter of 2018 and noninterest income of $41.9 million in the fourth quarter of 2017.

Noninterest expense for the full year of 2018 was $371.6 million compared with noninterest expense of $357.7 million in 2017. Noninterest expense was $95.9 million in the fourth quarter of 2018 and included $4.1 million in one-time significant items related to employee separation, a medical expense, an operational loss, and legal expenses. Noninterest expense was $90.5 million in the third quarter of 2018. There were no significant items in noninterest expense during the third quarter of 2018. Noninterest expense was $92.3 million in the fourth quarter of 2017 and included one-time employee bonuses totaling $2.2 million, including payroll taxes. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The efficiency ratio for the full year of 2018 was 56.71 percent compared with 55.66 percent in 2017. The efficiency ratio for the fourth quarter of 2018 was 57.75 percent compared with 55.07 percent in the previous quarter and 57.49 percent in the same quarter last year.

The effective tax rate for the full year of 2018 was 18.73 percent. The effective tax rate for the full year of 2017 was 31.11 percent, which included a one-time adjustment in the fourth quarter of $3.6 million related to the Tax Cuts and Jobs Act. Excluding this expense, the effective tax rate for the full year of 2017 was 29.78 percent. The lower effective tax rate in 2018 was primarily due to the reduction in the federal corporate tax rate as a result of the tax reform bill. The effective tax rate for the fourth quarter of 2018 was 20.92 percent compared with 18.75 percent in the previous quarter and 32.93 percent during the same quarter last year.

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Bank of Hawaii Corporation 2018 Financial Results     Page 3

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services and Private Banking, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality continued to remain strong during the fourth quarter of 2018. Total non-performing assets were $12.9 million at December 31, 2018 compared with $13.8 million at September 30, 2018 and $16.1 million at December 31, 2017. Non-performing assets as a percentage of total loans and leases and foreclosed real estate were 0.12 percent at December 31, 2018 compared with 0.13 percent at September 30, 2018 and 0.16 percent at December 31, 2017.
Accruing loans and leases past due 90 days or more were $6.6 million at December 31, 2018 compared with $8.1 million at September 30, 2018 and $7.1 million at December 31, 2017. Restructured loans and leases not included in non-accrual loans or accruing loans past due 90 days or more declined to $48.7 million at December 31, 2018 compared with $49.5 million at September 30, 2018 and $55.7 million at December 31, 2017. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net charge-offs for the full year of 2018 were $14.1 million or 0.14 percent of total average loans and leases compared with net charge-offs of $13.8 million or 0.15 percent of total average loans and leases in 2017. Net charge-offs during the fourth quarter of 2018 were $4.0 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $6.9 million partially offset by recoveries of $2.9 million. Net charge-offs during the third quarter of 2018 were $3.3 million or 0.13 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $6.0 million and recoveries of $2.7 million. Net charge-offs during the fourth quarter of 2017 were $3.8 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of charge-offs of $5.8 million and recoveries of $2.1 million.

The allowance for loan and lease losses was $106.7 million at December 31, 2018, a decrease from $108.7 million at September 30, 2018 and $107.3 million at December 31, 2017. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.02 percent at December 31, 2018, a decrease of 4 basis points from September 30, 2018 and 8 basis points from December 31, 2017. The reduction in the provision for the allowance for loan and lease losses compared with the net charge-offs during the fourth quarter of 2018 was largely due to the release of credit loss reserves related to the credit card portfolio. The total reserve for unfunded commitments of $6.8 million at December 31, 2018 was unchanged from the prior quarter and the same quarter last year. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $17.1 billion at December 31, 2018, an increase of $152.2 million from total assets of $17.0 billion at September 30, 2018 and an increase of $54.9 million from total assets of $17.1 billion at December 31, 2017. Average total assets were $17.0 billion during the fourth quarter of 2018, a decrease of $26.8 million compared with average total assets of $17.0 billion during the previous quarter and a decrease of $96.0 million compared with average total assets of $17.1 billion during the same quarter last year.

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Bank of Hawaii Corporation 2018 Financial Results     Page 4

The investment securities portfolio was $5.5 billion at December 31, 2018, a decrease of $224.1 million from total securities of $5.7 billion at September 30, 2018 and a decrease of $671.1 million from total securities of $6.2 billion at December 31, 2017. The investment securities portfolio remains largely comprised of securities issued by U.S. government agencies and included $3.5 billion in securities held to maturity and $2.0 billion in securities available for sale at December 31, 2018.

Total loans and leases increased to $10.4 billion at December 31, 2018, an increase of $217.7 million or 2.1 percent from total loans and leases of $10.2 billion at September 30, 2018 and up $651.8 million or 6.7 percent from total loans and leases of $9.8 billion at December 31, 2017. The commercial portfolio increased to $4.0 billion at the end of the fourth quarter of 2018, up $79.5 million or 2.0 percent from commercial loans of $3.9 billion at the end of the third quarter of 2018 and up $213.3 million or 5.7 percent from commercial loans of $3.8 billion at the end of the fourth quarter last year. Consumer loans grew to $6.5 billion at December 31, 2018, up $138.2 million or 2.2 percent from consumer loans of $6.3 billion at the end of the third quarter of 2018 and up $438.5 million or 7.3 percent from consumer loans of $6.0 billion at the end of the fourth quarter last year. The previously mentioned sale of the credit card portfolio during the fourth quarter of 2018 reduced the consumer loan portfolio by $51.6 million in outstanding balances. Average total loans and leases were $10.3 billion during the fourth quarter of 2018, an increase of 2.4 percent from average loans and leases of $10.1 billion during the previous quarter and up 6.5 percent from average loans and leases of $9.7 billion during the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits were $15.0 billion at December 31, 2018, up $183.9 million or 1.2 percent from total deposits of $14.8 billion at September 30, 2018 and up $143.3 million or 1.0 percent from total deposits of $14.9 billion at December 31, 2017. Consumer deposits increased to $7.7 billion at December 31, 2018, up $99.2 million or 1.3 percent from consumer deposits of $7.6 billion at the end of the third quarter of 2018 and up $248.5 million or 3.3 percent from $7.5 billion at the end of the fourth quarter last year. Commercial deposits increased to $6.1 billion at the end of the fourth quarter of 2018, up $130.8 million or 2.2 percent from $6.0 billion at the end of the third quarter of 2018 and up $124.4 million or 2.1 percent from $6.0 billion at the end of the fourth quarter last year. Other deposits, including public funds, were $1.2 billion at December 31, 2018, down slightly from $1.2 billion at September 30, 2018 and down from $1.4 billion at December 31, 2017 largely due to the strategic decision to continue the reduction of public time deposits. Average total deposits were $14.8 billion during the fourth quarter of 2018, a decrease of $41.0 million compared with average total deposits of $14.8 billion during the previous quarter and a decrease of $33.7 million compared with average total deposits of $14.8 billion during the same quarter last year. Deposit balances are summarized in Tables 7a, 7b, and 10.

During the fourth quarter of 2018, the Company repurchased 325.4 thousand shares of common stock at a total cost of $24.9 million under its share repurchase program. The average cost was $76.63 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through December 31, 2018, the Company has repurchased 55.3 million shares and returned nearly $2.2 billion to shareholders at an average cost of $39.14 per share. From January 2 through January 25, 2019 the Company repurchased an additional 178.0 thousand shares of common stock at an average cost of $72.68 per share repurchased. The Company’s Board of Directors increased the authorization under the share repurchase program by an additional $130.0 million. Remaining buyback authority under the share repurchase program was $148.8 million at January 25, 2019.

Total shareholders’ equity was $1.27 billion at December 31, 2018, up from $1.25 billion at September 30, 2018, and up from $1.23 billion at December 31, 2017. The Tier 1 Capital Ratio was 13.07 percent at December 31, 2018 compared with 13.20 percent at September 30, 2018 and 13.24 percent at December 31, 2017. The Tier 1 Leverage Ratio at December 31, 2018 was 7.60 percent compared with 7.55 percent at September 30, 2018 and 7.26 percent at December 31, 2017.

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Bank of Hawaii Corporation 2018 Financial Results     Page 5

The Company’s Board of Directors declared a quarterly cash dividend of $0.62 per share on the Company’s outstanding shares. The dividend will be payable on March 14, 2019 to shareholders of record at the close of business on February 28, 2019.

Hawaii Economy

General economic conditions in Hawaii remained healthy during 2018, led by record-high visitors, low unemployment, rising real estate prices, and an active construction industry. For the first eleven months of 2018 total visitor arrivals increased 6.1 percent and visitor spending increased 8.0 percent compared to the same period in 2017. The statewide seasonally-adjusted unemployment rate remains low at 2.5 percent in December 2018 compared with 3.9 percent nationally.

Real estate prices on Oahu remained strong during 2018. The volume of single-family home and condominium sales on Oahu decreased compared with 2017, with single-family home sales down 7.7 percent and condominium sales down 2.5 percent. The median sales prices continued to increase during the year, with the median sales price of a single-family home in 2018 up 4.6 percent and the median sales price of a condominium up 3.7 percent compared with 2017.  As of December 31, 2018, months of inventory of single-family homes and condominiums on Oahu were 2.8 months and 2.9 months, respectively.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its 2018 financial results today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, January 28, 2019. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the pass code 6070839 when prompted. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission.  We do not promise to update forward-looking statements to reflect later events or circumstances

Bank of Hawaii Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company's principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s website, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
For the Period:
Operating Results
Net Interest Income	$123,973	$122,927	$118,770	$486,352	$457,238
Provision for Credit Losses	2,000	3,800	4,250	13,425	16,900
Total Noninterest Income	42,108	41,482	41,855	168,923	185,417
Total Noninterest Expense	95,911	90,538	92,336	371,624	357,691
Net Income	53,911	56,933	42,953	219,602	184,672
Basic Earnings Per Share	1.30	1.37	1.02	5.26	4.37
Diluted Earnings Per Share	1.30	1.36	1.01	5.23	4.33
Dividends Declared Per Share	0.62	0.60	0.52	2.34	2.04

Performance Ratios
Return on Average Assets	1.26%	1.33%	1.00%	1.29%	1.10%
Return on Average Shareholders' Equity	17.05	18.06	13.85	17.63	15.27
Efficiency Ratio [1]	57.75	55.07	57.49	56.71	55.66
Net Interest Margin [2]	3.10	3.07	2.98	3.05	2.93
Dividend Payout Ratio [3]	47.69	43.80	50.98	44.49	46.68
Average Shareholders' Equity to Average Assets	7.39	7.35	7.20	7.34	7.22

Average Balances
Average Loans and Leases	$10,320,051	$10,081,886	$9,688,710	$10,043,661	$9,346,828
Average Assets	16,988,550	17,015,340	17,084,596	16,970,992	16,749,230
Average Deposits	14,779,511	14,820,480	14,813,218	14,757,724	14,505,423
Average Shareholders' Equity	1,254,704	1,250,500	1,230,564	1,245,672	1,209,087

Per Share of Common Stock
Book Value	$30.56	$29.98	$29.05	$30.56	$29.05
Tangible Book Value	29.80	29.22	28.31	29.80	28.31
Market Value
Closing	67.32	78.91	85.70	67.32	85.70
High	82.80	86.53	88.38	89.09	90.80
Low	63.64	78.30	77.71	63.64	74.72

			December 31,	September 30,	December 31,
			2018	2018	2017
As of Period End:
Balance Sheet Totals
Loans and Leases			$10,448,774	$10,231,062	$9,796,947
Total Assets			17,143,974	16,991,734	17,089,052
Total Deposits			15,027,242	14,843,335	14,883,968
Other Debt			135,643	185,662	260,716
Total Shareholders' Equity			1,268,200	1,253,327	1,231,868

Asset Quality
Non-Performing Assets			$12,930	$13,798	$16,120
Allowance for Loan and Lease Losses			106,693	108,690	107,346
Allowance to Loans and Leases Outstanding			1.02%	1.06%	1.10%

Capital Ratios
Common Equity Tier 1 Capital Ratio			13.07%	13.20%	13.24%
Tier 1 Capital Ratio			13.07	13.20	13.24
Total Capital Ratio			14.21	14.38	14.46
Tier 1 Leverage Ratio			7.60	7.55	7.26
Total Shareholders' Equity to Total Assets			7.40	7.38	7.21
Tangible Common Equity to Tangible Assets [4]			7.23	7.20	7.04
Tangible Common Equity to Risk-Weighted Assets [4]			12.52	12.56	12.84

Non-Financial Data
Full-Time Equivalent Employees			2,122	2,143	2,132
Branches			69	69	69
ATMs			382	382	387

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.

[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."
Note: Common Equity Tier 1 and Tier 1 Capital Ratios were revised from 13.19% and Tangible Common Equity to Risk-Weighted Assets were revised from 12.55% as of September 30, 2018.

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		December 31,	September 30,	December 31,
(dollars in thousands)		2018	2018	2017

Total Shareholders' Equity		$1,268,200	$1,253,327	$1,231,868
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,236,683	$1,221,810	$1,200,351

Total Assets		$17,143,974	$16,991,734	$17,089,052
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$17,112,457	$16,960,217	$17,057,535

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$9,878,904	$9,731,082	$9,348,296

Total Shareholders' Equity to Total Assets		7.40%	7.38%	7.21%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.23%	7.20%	7.04%

Tier 1 Capital Ratio		13.07%	13.20%	13.24%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		12.52%	12.56%	12.84%

Note: Risk-Weighted Assets was revised from $9,732,618, Tier 1 Capital Ratio was revised from 13.19%, and Tangible Common Equity to Risk-Weighted Assets was revised from 12.55% as of September 30, 2018.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2018	2018	2017	2018	2017
Interest Income
Interest and Fees on Loans and Leases	$107,404	$104,248	$96,974	$410,597	$370,441
Income on Investment Securities
Available-for-Sale	13,043	12,588	11,866	50,152	46,772
Held-to-Maturity	21,482	20,821	21,782	84,310	81,740
Deposits	10	10	3	34	15
Funds Sold	727	1,393	717	3,723	3,882
Other	352	364	271	1,357	944
Total Interest Income	143,018	139,424	131,613	550,173	503,794
Interest Expense
Deposits	13,172	10,931	6,980	41,143	22,332
Securities Sold Under Agreements to Repurchase	4,671	4,667	4,664	18,519	19,592
Funds Purchased	440	33	81	609	123
Short-Term Borrowings	88	28	—	145	64
Other Debt	674	838	1,118	3,405	4,445
Total Interest Expense	19,045	16,497	12,843	63,821	46,556
Net Interest Income	123,973	122,927	118,770	486,352	457,238
Provision for Credit Losses	2,000	3,800	4,250	13,425	16,900
Net Interest Income After Provision for Credit Losses	121,973	119,127	114,520	472,927	440,338
Noninterest Income
Trust and Asset Management	10,558	10,782	11,105	43,877	45,430
Mortgage Banking	2,148	1,965	2,593	8,437	12,949
Service Charges on Deposit Accounts	7,562	7,255	8,053	28,811	32,575
Fees, Exchange, and Other Service Charges	14,576	14,173	13,784	57,482	54,845
Investment Securities Gains (Losses), Net	(841)	(729)	(617)	(3,938)	10,430
Annuity and Insurance	1,409	1,360	1,273	5,822	6,858
Bank-Owned Life Insurance	1,941	1,620	1,609	7,199	6,517
Other	4,755	5,056	4,055	21,233	15,813
Total Noninterest Income	42,108	41,482	41,855	168,923	185,417
Noninterest Expense
Salaries and Benefits	54,856	51,782	51,698	213,208	203,729
Net Occupancy	8,918	8,702	8,510	34,742	32,536
Net Equipment	6,364	6,116	5,454	23,852	22,078
Data Processing	5,151	4,241	4,310	17,846	15,483
Professional Fees	2,467	2,206	3,266	9,992	11,681
FDIC Insurance	1,336	2,057	2,253	7,732	8,666
Other	16,819	15,434	16,845	64,252	63,518
Total Noninterest Expense	95,911	90,538	92,336	371,624	357,691
Income Before Provision for Income Taxes	68,170	70,071	64,039	270,226	268,064
Provision for Income Taxes	14,259	13,138	21,086	50,624	83,392
Net Income	$53,911	$56,933	$42,953	$219,602	$184,672
Basic Earnings Per Share	$1.30	$1.37	$1.02	$5.26	$4.37
Diluted Earnings Per Share	$1.30	$1.36	$1.01	$5.23	$4.33
Dividends Declared Per Share	$0.62	$0.60	$0.52	$2.34	$2.04
Basic Weighted Average Shares	41,325,456	41,620,776	42,116,452	41,714,770	42,280,931
Diluted Weighted Average Shares	41,601,649	41,899,401	42,450,191	41,999,399	42,607,057

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2018	2018	2017	2018	2017
Net Income	$53,911	$56,933	$42,953	$219,602	$184,672
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	11,169	(5,599)	(10,430)	(6,525)	(1,986)
Defined Benefit Plans	(2,974)	216	738	(2,326)	1,177
Other Comprehensive Income (Loss)	8,195	(5,383)	(9,692)	(8,851)	(809)
Comprehensive Income	$62,106	$51,550	$33,261	$210,751	$183,863

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	December 31,	September 30,	December 31,
(dollars in thousands)	2018	2018	2017
Assets
Interest-Bearing Deposits in Other Banks	$3,028	$3,725	$3,421
Funds Sold	198,860	104,199	181,413
Investment Securities
Available-for-Sale	2,007,942	2,049,687	2,232,979
Held-to-Maturity (Fair Value of $3,413,994; $3,549,235; and $3,894,121)	3,482,092	3,664,487	3,928,170
Loans Held for Sale	10,987	18,063	19,231
Loans and Leases	10,448,774	10,231,062	9,796,947
Allowance for Loan and Lease Losses	(106,693)	(108,690)	(107,346)
Net Loans and Leases	10,342,081	10,122,372	9,689,601
Total Earning Assets	16,044,990	15,962,533	16,054,815
Cash and Due from Banks	324,081	227,049	263,017
Premises and Equipment, Net	151,837	142,928	130,926
Accrued Interest Receivable	51,230	54,839	50,485
Foreclosed Real Estate	1,356	1,909	1,040
Mortgage Servicing Rights	24,310	24,463	24,622
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	283,771	282,637	280,034
Other Assets	230,882	263,859	252,596
Total Assets	$17,143,974	$16,991,734	$17,089,052

Liabilities
Deposits
Noninterest-Bearing Demand	$4,739,596	$4,678,981	$4,724,300
Interest-Bearing Demand	3,002,925	2,975,069	3,082,563
Savings	5,539,199	5,444,053	5,389,013
Time	1,745,522	1,745,232	1,688,092
Total Deposits	15,027,242	14,843,335	14,883,968
Short-Term Borrowings	199	629	—
Securities Sold Under Agreements to Repurchase	504,296	504,293	505,293
Other Debt	135,643	185,662	260,716
Retirement Benefits Payable	40,494	36,288	37,312
Accrued Interest Payable	8,253	7,689	6,946
Taxes Payable and Deferred Taxes	19,736	15,549	24,009
Other Liabilities	139,911	144,962	138,940
Total Liabilities	15,875,774	15,738,407	15,857,184
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: December 31, 2018 - 58,063,689 / 41,499,898;
September 30, 2018 - 58,070,578 / 41,809,551;
and December 31, 2017 - 57,959,074 / 42,401,443)	577	577	576
Capital Surplus	571,704	569,223	561,161
Accumulated Other Comprehensive Loss	(51,043)	(59,238)	(34,715)
Retained Earnings	1,641,314	1,612,998	1,512,218
Treasury Stock, at Cost (Shares: December 31, 2018 - 16,563,791;
September 30, 2018 - 16,261,027; and December 31, 2017 - 15,557,631)	(894,352)	(870,233)	(807,372)
Total Shareholders' Equity	1,268,200	1,253,327	1,231,868
Total Liabilities and Shareholders' Equity	$17,143,974	$16,991,734	$17,089,052

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
	Common Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2016	42,635,978	$576	$551,628	$(33,906)	$1,415,440	$(772,201)	$1,161,537
Net Income	—	—	—	—	184,672	—	184,672
Other Comprehensive Loss	—	—	—	(809)	—	—	(809)
Share-Based Compensation	—	—	7,369	—	—	—	7,369
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	337,091	—	2,164	—	(828)	11,905	13,241
Common Stock Repurchased	(571,626)	—	—	—	—	(47,076)	(47,076)
Cash Dividends Declared ($2.04 per share)	—	—	—	—	(87,066)	—	(87,066)
Balance as of December 31, 2017	42,401,443	$576	$561,161	$(34,715)	$1,512,218	$(807,372)	$1,231,868

Net Income	—	—	—	—	219,602	—	219,602
Other Comprehensive Loss	—	—	—	(8,851)	—	—	(8,851)
Reclassification of the Income Tax Effects of the
Tax Cuts and Jobs Act from AOCI	—	—	—	(7,477)	7,477	—	—
Share-Based Compensation	—	—	8,146	—	—	—	8,146
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	219,210	1	2,397	—	513	5,008	7,919
Common Stock Repurchased	(1,120,755)	—	—	—	—	(91,988)	(91,988)
Cash Dividends Declared ($2.34 per share)	—	—	—	—	(98,496)	—	(98,496)
Balance as of December 31, 2018	41,499,898	$577	$571,704	$(51,043)	$1,641,314	$(894,352)	$1,268,200

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.3	$—	1.21%	$3.6	$—	1.09%	$3.2	$—	0.46%
Funds Sold	128.2	0.7	2.22	281.9	1.4	1.93	221.0	0.7	1.27
Investment Securities
Available-for-Sale
Taxable	1,480.5	10.0	2.70	1,512.1	9.5	2.51	1,669.7	8.5	2.05
Non-Taxable	556.4	3.8	2.77	567.5	3.9	2.75	619.0	5.1	3.29
Held-to-Maturity
Taxable	3,360.5	20.0	2.38	3,413.7	19.3	2.26	3,775.6	20.3	2.15
Non-Taxable	235.1	1.9	3.16	236.1	1.9	3.16	239.0	2.3	3.87
Total Investment Securities	5,632.5	35.7	2.53	5,729.4	34.6	2.41	6,303.3	36.2	2.30
Loans Held for Sale	12.1	0.2	4.63	14.9	0.2	4.45	15.9	0.2	4.02
Loans and Leases [1]
Commercial and Industrial	1,351.1	14.3	4.21	1,279.4	13.0	4.04	1,284.5	11.7	3.62
Commercial Mortgage	2,256.0	24.2	4.25	2,180.5	23.0	4.19	2,063.2	20.2	3.89
Construction	179.8	2.2	4.79	187.0	2.2	4.65	213.8	2.6	4.78
Commercial Lease Financing	173.2	1.0	2.42	175.0	1.0	2.30	202.6	1.3	2.56
Residential Mortgage	3,615.8	35.1	3.88	3,563.5	34.0	3.82	3,420.0	32.6	3.81
Home Equity	1,652.4	15.7	3.78	1,622.4	15.7	3.83	1,552.4	14.3	3.65
Automobile	641.8	6.0	3.73	606.3	5.9	3.84	516.3	5.8	4.43
Other [2]	450.0	8.8	7.72	467.8	9.3	7.90	435.9	8.5	7.80
Total Loans and Leases	10,320.1	107.3	4.14	10,081.9	104.1	4.11	9,688.7	97.0	3.98
Other	36.8	0.4	3.82	38.9	0.4	3.74	40.6	0.3	2.67
Total Earning Assets [3]	16,133.0	144.3	3.56	16,150.6	140.7	3.47	16,272.7	134.4	3.29
Cash and Due from Banks	234.3			252.1			229.5
Other Assets	621.3			612.6			582.4
Total Assets	$16,988.6			$17,015.3			$17,084.6

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,888.3	1.5	0.20	$2,999.5	1.3	0.17	$2,877.7	0.5	0.06
Savings	5,494.5	4.5	0.32	5,482.4	3.8	0.28	5,396.9	1.9	0.14
Time	1,800.7	7.2	1.59	1,683.0	5.8	1.37	1,767.9	4.6	1.03
Total Interest-Bearing Deposits	10,183.5	13.2	0.51	10,164.9	10.9	0.43	10,042.5	7.0	0.28
Short-Term Borrowings	89.6	0.5	2.31	11.6	0.1	2.06	25.0	0.1	1.27
Securities Sold Under Agreements to Repurchase	504.3	4.7	3.62	504.3	4.7	3.62	505.3	4.6	3.61
Other Debt	145.2	0.7	1.85	208.5	0.8	1.60	267.6	1.1	1.66
Total Interest-Bearing Liabilities	10,922.6	19.1	0.69	10,889.3	16.5	0.60	10,840.4	12.8	0.47
Net Interest Income		$125.2			$124.2			$121.6
Interest Rate Spread			2.87%			2.87%			2.82%
Net Interest Margin			3.10%			3.07%			2.98%
Noninterest-Bearing Demand Deposits	4,596.0			4,655.6			4,770.7
Other Liabilities	215.3			219.9			242.9
Shareholders' Equity	1,254.7			1,250.5			1,230.6
Total Liabilities and Shareholders' Equity	$16,988.6			$17,015.3			$17,084.6

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $1,263,000 for the three months ended
December 31, 2018, $1,265,000 for the three months ended September 30, 2018, and $2,808,000 for the three months ended December 31, 2017.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Year Ended			Year Ended
	December 31, 2018			December 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.2	$—	1.05%	$3.4	$—	0.45%
Funds Sold	200.0	3.7	1.86	423.0	3.9	0.92
Investment Securities
Available-for-Sale
Taxable	1,537.7	37.6	2.44	1,659.3	33.1	2.00
Non-Taxable	577.9	15.9	2.76	643.7	21.0	3.27
Held-to-Maturity
Taxable	3,468.4	78.4	2.26	3,648.6	75.7	2.07
Non-Taxable	236.5	7.5	3.17	240.4	9.3	3.88
Total Investment Securities	5,820.5	139.4	2.39	6,192.0	139.1	2.25
Loans Held for Sale	14.0	0.6	4.31	22.6	0.9	3.99
Loans and Leases [1]
Commercial and Industrial	1,304.8	51.9	3.98	1,262.8	44.5	3.52
Commercial Mortgage	2,164.6	89.7	4.14	1,977.1	75.7	3.83
Construction	184.9	8.6	4.68	238.4	11.2	4.69
Commercial Lease Financing	176.8	4.1	2.29	205.9	4.8	2.32
Residential Mortgage	3,546.5	136.0	3.84	3,307.6	126.4	3.82
Home Equity	1,620.8	61.1	3.77	1,467.7	53.2	3.62
Automobile	591.2	23.2	3.92	486.5	23.2	4.78
Other [2]	454.1	35.6	7.85	400.8	31.8	7.93
Total Loans and Leases	10,043.7	410.2	4.08	9,346.8	370.8	3.97
Other	39.0	1.4	3.48	40.5	0.9	2.33
Total Earning Assets [3]	16,120.4	555.3	3.44	16,028.3	515.6	3.22
Cash and Due from Banks	241.6			158.7
Other Assets	609.0			562.2
Total Assets	$16,971.0			$16,749.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,958.8	4.7	0.16	$2,871.7	1.7	0.06
Savings	5,434.3	13.6	0.25	5,388.5	6.7	0.12
Time	1,725.9	22.8	1.32	1,589.4	13.9	0.88
Total Interest-Bearing Deposits	10,119.0	41.1	0.41	9,849.6	22.3	0.23
Short-Term Borrowings	35.5	0.8	2.13	17.7	0.2	1.05
Securities Sold Under Agreements to Repurchase	504.7	18.5	3.67	507.0	19.6	3.86
Other Debt	211.3	3.4	1.61	267.9	4.4	1.66
Total Interest-Bearing Liabilities	10,870.5	63.8	0.59	10,642.2	46.5	0.44
Net Interest Income		$491.5			$469.1
Interest Rate Spread			2.85%			2.78%
Net Interest Margin			3.05%			2.93%
Noninterest-Bearing Demand Deposits	4,638.7			4,655.8
Other Liabilities	216.1			242.1
Shareholders' Equity	1,245.7			1,209.1
Total Liabilities and Shareholders' Equity	$16,971.0			$16,749.2

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21% for 2018 and 35% for 2017, of $5,170,000 for the year ended
December 31, 2018 and $11,843,000 for the year ended December 31, 2017.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2018
	Compared to September 30, 2018
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.9)	$0.2	$(0.7)
Investment Securities
Available-for-Sale
Taxable	(0.2)	0.7	0.5
Non-Taxable	(0.1)	—	(0.1)
Held-to-Maturity
Taxable	(0.3)	1.0	0.7
Total Investment Securities	(0.6)	1.7	1.1
Loans and Leases
Commercial and Industrial	0.8	0.5	1.3
Commercial Mortgage	0.8	0.4	1.2
Construction	(0.1)	0.1	—
Residential Mortgage	0.5	0.6	1.1
Home Equity	0.2	(0.2)	—
Automobile	0.3	(0.2)	0.1
Other [2]	(0.3)	(0.2)	(0.5)
Total Loans and Leases	2.2	1.0	3.2
Total Change in Interest Income	0.7	2.9	3.6

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.2	0.2
Savings	—	0.7	0.7
Time	0.4	1.0	1.4
Total Interest-Bearing Deposits	0.4	1.9	2.3
Short-Term Borrowings	0.4	—	0.4
Other Debt	(0.2)	0.1	(0.1)
Total Change in Interest Expense	0.6	2.0	2.6

Change in Net Interest Income	$0.1	$0.9	$1.0

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2018
	Compared to December 31, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.4)	$0.4	$—
Investment Securities
Available-for-Sale
Taxable	(1.0)	2.5	1.5
Non-Taxable	(0.5)	(0.8)	(1.3)
Held-to-Maturity
Taxable	(2.4)	2.1	(0.3)
Non-Taxable	—	(0.4)	(0.4)
Total Investment Securities	(3.9)	3.4	(0.5)
Loans Held for Sale
Loans and Leases
Commercial and Industrial	0.6	2.0	2.6
Commercial Mortgage	2.0	2.0	4.0
Construction	(0.4)	—	(0.4)
Commercial Lease Financing	(0.2)	(0.1)	(0.3)
Residential Mortgage	1.9	0.6	2.5
Home Equity	0.9	0.5	1.4
Automobile	1.2	(1.0)	0.2
Other [2]	0.4	(0.1)	0.3
Total Loans and Leases	6.4	3.9	10.3
Other	(0.1)	0.2	0.1
Total Change in Interest Income	2.0	7.9	9.9

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	1.0	1.0
Savings	—	2.6	2.6
Time	0.1	2.5	2.6
Total Interest-Bearing Deposits	0.1	6.1	6.2
Short-Term Borrowings	0.3	0.1	0.4
Securities Sold Under Agreements to Repurchase	—	0.1	0.1
Other Debt	(0.5)	0.1	(0.4)
Total Change in Interest Expense	(0.1)	6.4	6.3

Change in Net Interest Income	$2.1	$1.5	$3.6

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Year Ended December 31, 2018
	Compared to December 31, 2017
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(2.8)	$2.6	$(0.2)
Investment Securities
Available-for-Sale
Taxable	(2.5)	7.0	4.5
Non-Taxable	(2.0)	(3.1)	(5.1)
Held-to-Maturity
Taxable	(3.9)	6.6	2.7
Non-Taxable	(0.1)	(1.7)	(1.8)
Total Investment Securities	(8.5)	8.8	0.3
Loans Held for Sale	(0.4)	0.1	(0.3)
Loans and Leases
Commercial and Industrial	1.5	5.9	7.4
Commercial Mortgage	7.6	6.4	14.0
Construction	(2.5)	(0.1)	(2.6)
Commercial Lease Financing	(0.7)	—	(0.7)
Residential Mortgage	9.1	0.5	9.6
Home Equity	5.7	2.2	7.9
Automobile	4.5	(4.5)	—
Other [2]	4.1	(0.3)	3.8
Total Loans and Leases	29.3	10.1	39.4
Other	0.1	0.4	0.5
Total Change in Interest Income	17.7	22.0	39.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	2.9	3.0
Savings	0.1	6.8	6.9
Time	1.3	7.6	8.9
Total Interest-Bearing Deposits	1.5	17.3	18.8
Short-Term Borrowings	0.3	0.3	0.6
Securities Sold Under Agreements to Repurchase	(0.1)	(1.0)	(1.1)
Other Debt	(0.9)	(0.1)	(1.0)
Total Change in Interest Expense	0.8	16.5	17.3

Change in Net Interest Income	$16.9	$5.5	$22.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2018	2018	2017	2018	2017
Salaries	$33,603	$33,308	$31,132	$132,884	$122,334
Incentive Compensation	5,715	5,378	7,078	20,687	22,834
Share-Based Compensation	1,417	2,153	3,040	8,074	10,184
Commission Expense	1,158	1,034	1,427	4,418	6,493
Retirement and Other Benefits	4,369	3,925	4,178	17,313	16,347
Payroll Taxes	2,277	2,372	2,301	11,389	11,025
Medical, Dental, and Life Insurance	5,237	3,616	2,503	16,134	12,362
Separation Expense	1,080	(4)	39	2,309	2,150
Total Salaries and Benefits	$54,856	$51,782	$51,698	$213,208	$203,729

Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Commercial
Commercial and Industrial	$1,331,149	$1,314,609	$1,282,967	$1,329,096	$1,279,347
Commercial Mortgage	2,302,356	2,237,020	2,169,357	2,097,339	2,103,967
Construction	170,061	176,447	185,350	186,530	202,253
Lease Financing	176,226	172,232	178,598	179,771	180,931
Total Commercial	3,979,792	3,900,308	3,816,272	3,792,736	3,766,498
Consumer
Residential Mortgage	3,673,796	3,596,627	3,548,444	3,505,239	3,466,773
Home Equity	1,681,442	1,625,208	1,622,314	1,601,698	1,585,455
Automobile	658,133	625,086	592,705	558,468	528,474
Other [1]	455,611	483,833	473,588	458,487	449,747
Total Consumer	6,468,982	6,330,754	6,237,051	6,123,892	6,030,449
Total Loans and Leases	$10,448,774	$10,231,062	$10,053,323	$9,916,628	$9,796,947

Deposits
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Consumer	$7,726,731	$7,627,527	$7,672,435	$7,665,926	$7,478,228
Commercial	6,098,186	5,967,343	5,921,414	5,897,194	5,973,763
Public and Other	1,202,325	1,248,465	1,349,509	1,394,013	1,431,977
Total Deposits	$15,027,242	$14,843,335	$14,943,358	$14,957,133	$14,883,968

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$542	$1,205	$917	$986	$448
Commercial Mortgage	2,040	652	659	1,367	1,398
Total Commercial	2,582	1,857	1,576	2,353	1,846
Consumer
Residential Mortgage	5,321	6,359	6,722	6,725	9,243
Home Equity	3,671	3,673	3,933	3,890	3,991
Total Consumer	8,992	10,032	10,655	10,615	13,234
Total Non-Accrual Loans and Leases	11,574	11,889	12,231	12,968	15,080
Foreclosed Real Estate	1,356	1,909	2,926	2,768	1,040
Total Non-Performing Assets	$12,930	$13,798	$15,157	$15,736	$16,120

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$10	$—	$2	$—	$—
Commercial Mortgage	—	—	5,680	—	—
Total Commercial	10	—	5,682	—	—
Consumer
Residential Mortgage	$2,446	$2,426	$2,281	$2,927	$2,703
Home Equity	2,684	3,112	3,016	3,013	1,624
Automobile	513	829	674	333	886
Other [1]	914	1,727	1,660	1,895	1,934
Total Consumer	6,557	8,094	7,631	8,168	7,147
Total Accruing Loans and Leases Past Due 90 Days or More	$6,567	$8,094	$13,313	$8,168	$7,147
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$48,731	$49,462	$50,212	$56,743	$55,672
Total Loans and Leases	$10,448,774	$10,231,062	$10,053,323	$9,916,628	$9,796,947

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.11%	0.12%	0.12%	0.13%	0.15%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.12%	0.13%	0.15%	0.16%	0.16%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.06%	0.05%	0.04%	0.06%	0.05%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.16%	0.19%	0.22%	0.22%	0.24%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.19%	0.21%	0.28%	0.24%	0.24%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$13,798	$15,157	$15,736	$16,120	$17,035
Additions	4,509	2,030	1,949	2,332	2,109
Reductions
Payments	(3,759)	(415)	(1,847)	(1,251)	(368)
Return to Accrual Status	(605)	(1,420)	(126)	(1,270)	(1,779)
Sales of Foreclosed Real Estate	(653)	(1,301)	(421)	—	(353)
Charge-offs/Write-downs	(360)	(253)	(134)	(195)	(524)
Total Reductions	(5,377)	(3,389)	(2,528)	(2,716)	(3,024)
Balance at End of Quarter	$12,930	$13,798	$15,157	$15,736	$16,120

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2018	2018	2017	2018	2017
Balance at Beginning of Period	$115,512	$115,010	$113,703	$114,168	$110,845
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(365)	(449)	(499)	(1,505)	(1,408)
Consumer
Residential Mortgage	(1)	—	(4)	(101)	(729)
Home Equity	(406)	(124)	(221)	(665)	(995)
Automobile	(2,335)	(2,114)	(2,014)	(8,218)	(7,737)
Other [1]	(3,781)	(3,340)	(3,108)	(14,075)	(12,386)
Total Loans and Leases Charged-Off	(6,888)	(6,027)	(5,846)	(24,564)	(23,255)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	803	542	284	2,039	1,482
Lease Financing	—	—	1	—	3
Consumer
Residential Mortgage	112	261	182	807	639
Home Equity	367	558	498	2,001	2,681
Automobile	949	616	576	2,902	2,495
Other [1]	660	752	520	2,737	2,128
Total Recoveries on Loans and Leases Previously Charged-Off	2,891	2,729	2,061	10,486	9,428
Net Loans and Leases Charged-Off	(3,997)	(3,298)	(3,785)	(14,078)	(13,827)
Provision for Credit Losses	2,000	3,800	4,250	13,425	16,900
Provision for Unfunded Commitments	—	—	—	—	250
	$113,515	$115,512	$114,168	$113,515	$114,168

Components
Allowance for Loan and Lease Losses	$106,693	$108,690	$107,346	$106,693	$107,346
Reserve for Unfunded Commitments	6,822	6,822	6,822	6,822	6,822
Total Reserve for Credit Losses	$113,515	$115,512	$114,168	$113,515	$114,168

Average Loans and Leases Outstanding	$10,320,051	$10,081,886	$9,688,710	$10,043,661	$9,346,828

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.15%	0.13%	0.15%	0.14%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.02%	1.06%	1.10%	1.02%	1.10%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Three Months Ended December 31, 2018
Net Interest Income	$67,452	$46,429	$10,235	$(143)	$123,973
Provision for Credit Losses	4,481	(484)	(1)	(1,996)	2,000
Net Interest Income After Provision for Credit Losses	62,971	46,913	10,236	1,853	121,973
Noninterest Income	20,339	6,338	13,397	2,034	42,108
Noninterest Expense	(53,417)	(20,912)	(17,583)	(3,999)	(95,911)
Income Before Provision for Income Taxes	29,893	32,339	6,050	(112)	68,170
Provision for Income Taxes	(7,465)	(7,714)	(1,595)	2,515	(14,259)
Net Income	$22,428	$24,625	$4,455	$2,403	$53,911
Total Assets as of December 31, 2018	$6,365,263	$3,958,523	$349,832	$6,470,356	$17,143,974

Three Months Ended December 31, 2017
Net Interest Income	$65,408	$43,932	$9,008	$422	$118,770
Provision for Credit Losses	3,595	195	(5)	465	4,250
Net Interest Income After Provision for Credit Losses	61,813	43,737	9,013	(43)	114,520
Noninterest Income	20,910	5,219	13,716	2,010	41,855
Noninterest Expense	(54,021)	(19,726)	(15,982)	(2,607)	(92,336)
Income Before Provision for Income Taxes	28,702	29,230	6,747	(640)	64,039
Provision for Income Taxes	(10,222)	(10,325)	(2,496)	1,957	(21,086)
Net Income	$18,480	$18,905	$4,251	$1,317	$42,953
Total Assets as of December 31, 2017	$5,936,568	$3,742,991	$336,455	$7,073,038	$17,089,052

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Year Ended December 31, 2018
Net Interest Income	$264,459	$179,577	$41,222	$1,094	$486,352
Provision for Credit Losses	14,898	(760)	(61)	(652)	13,425
Net Interest Income After Provision for Credit Losses	249,561	180,337	41,283	1,746	472,927
Noninterest Income	79,004	23,733	55,338	10,848	168,923
Noninterest Expense	(211,761)	(81,344)	(65,847)	(12,672)	(371,624)
Income Before Provision for Income Taxes	116,804	122,726	30,774	(78)	270,226
Provision for Income Taxes	(29,172)	(28,496)	(8,113)	15,157	(50,624)
Net Income	$87,632	$94,230	$22,661	$15,079	$219,602
Total Assets as of December 31, 2018	$6,365,263	$3,958,523	$349,832	$6,470,356	$17,143,974

Year Ended December 31, 2017
Net Interest Income	$264,041	$171,038	$29,693	$(7,534)	$457,238
Provision for Credit Losses	14,008	(160)	(21)	3,073	16,900
Net Interest Income After Provision for Credit Losses	250,033	171,198	29,714	(10,607)	440,338
Noninterest Income	85,042	21,670	57,105	21,600	185,417
Noninterest Expense	(209,807)	(74,209)	(61,674)	(12,001)	(357,691)
Income Before Provision for Income Taxes	125,268	118,659	25,145	(1,008)	268,064
Provision for Income Taxes	(44,545)	(41,797)	(9,303)	12,253	(83,392)
Net Income	$80,723	$76,862	$15,842	$11,245	$184,672
Total Assets as of December 31, 2017	$5,936,568	$3,742,991	$336,455	$7,073,038	$17,089,052

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2018	2018	2018	2018	2017
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$107,404	$104,248	$101,311	$97,634	$96,974
Income on Investment Securities
Available-for-Sale	13,043	12,588	12,380	12,141	11,866
Held-to-Maturity	21,482	20,821	20,711	21,296	21,782
Deposits	10	10	(4)	18	3
Funds Sold	727	1,393	846	757	717
Other	352	364	341	300	271
Total Interest Income	143,018	139,424	135,585	132,146	131,613
Interest Expense
Deposits	13,172	10,931	9,459	7,581	6,980
Securities Sold Under Agreements to Repurchase	4,671	4,667	4,617	4,564	4,664
Funds Purchased	440	33	83	53	81
Short-Term Borrowings	88	28	13	16	—
Other Debt	674	838	917	976	1,118
Total Interest Expense	19,045	16,497	15,089	13,190	12,843
Net Interest Income	123,973	122,927	120,496	118,956	118,770
Provision for Credit Losses	2,000	3,800	3,500	4,125	4,250
Net Interest Income After Provision for Credit Losses	121,973	119,127	116,996	114,831	114,520
Noninterest Income
Trust and Asset Management	10,558	10,782	11,356	11,181	11,105
Mortgage Banking	2,148	1,965	2,179	2,145	2,593
Service Charges on Deposit Accounts	7,562	7,255	6,865	7,129	8,053
Fees, Exchange, and Other Service Charges	14,576	14,173	14,400	14,333	13,784
Investment Securities Gains (Losses), Net	(841)	(729)	(1,702)	(666)	(617)
Annuity and Insurance	1,409	1,360	1,847	1,206	1,273
Bank-Owned Life Insurance	1,941	1,620	1,796	1,842	1,609
Other	4,755	5,056	4,557	6,865	4,055
Total Noninterest Income	42,108	41,482	41,298	44,035	41,855
Noninterest Expense
Salaries and Benefits	54,856	51,782	52,148	54,422	51,698
Net Occupancy	8,918	8,702	8,588	8,534	8,510
Net Equipment	6,364	6,116	5,845	5,527	5,454
Data Processing	5,151	4,241	4,563	3,891	4,310
Professional Fees	2,467	2,206	2,546	2,773	3,266
FDIC Insurance	1,336	2,057	2,182	2,157	2,253
Other	16,819	15,434	14,919	17,080	16,845
Total Noninterest Expense	95,911	90,538	90,791	94,384	92,336
Income Before Provision for Income Taxes	68,170	70,071	67,503	64,482	64,039
Provision for Income Taxes	14,259	13,138	12,785	10,442	21,086
Net Income	$53,911	$56,933	$54,718	$54,040	$42,953

Basic Earnings Per Share	$1.30	$1.37	$1.31	$1.29	$1.02
Diluted Earnings Per Share	$1.30	$1.36	$1.30	$1.28	$1.01

Balance Sheet Totals
Loans and Leases	$10,448,774	$10,231,062	$10,053,323	$9,916,628	$9,796,947
Total Assets	17,143,974	16,991,734	17,124,162	17,136,030	17,089,052
Total Deposits	15,027,242	14,843,335	14,943,358	14,957,133	14,883,968
Total Shareholders' Equity	1,268,200	1,253,327	1,247,717	1,241,193	1,231,868

Performance Ratios
Return on Average Assets	1.26%	1.33%	1.30%	1.29%	1.00%
Return on Average Shareholders' Equity	17.05	18.06	17.68	17.74	13.85
Efficiency Ratio [1]	57.75	55.07	56.12	57.91	57.49
Net Interest Margin [2]	3.10	3.07	3.04	3.00	2.98

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
Note: Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eleven Months Ended		Year Ended
($ in millions; jobs in thousands)	November 30, 2018		December 31, 2017		December 31, 2016
Hawaii Economic Trends
State General Fund Revenues [1]	$6,362.7	7.3%	$6,485.0	4.3%	$6,215.4	3.6%
General Excise and Use Tax Revenue [1]	$3,146.1	2.5%	$3,349.8	4.5%	$3,205.7	2.0%
Jobs [2]	668.8		668.2		669.4

				December 31,
(spot rates)				2018	2017	2016
Unemployment [3]
Statewide, seasonally adjusted				2.5%	2.1%	2.9%

Oahu				2.2	1.7	2.4
Island of Hawaii				2.9	2.0	3.1
Maui				2.3	1.8	2.7
Kauai				2.3	1.7	2.8

			December 31,
(percentage change, except months of inventory)			2018	2017	2016	2015
Housing Trends (Single Family Oahu) [4]
Median Home Price			4.6%	2.7%	5.0%	3.7%
Home Sales Volume (units)			(7.7)%	6.3%	6.5%	5.2%
Months of Inventory			2.8	2.1	2.5	2.6

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

November 30, 2018				782.0		4.3
October 31, 2018				770.4		4.4
September 30, 2018				724.9		3.5
August 31, 2018				845.1		3.2
July 31, 2018				939.4		5.3
June 30, 2018				897.1		7.3
May 31, 2018				804.1		7.0
April 30, 2018				803.0		6.6
March 31, 2018				903.6		12.5
February 28, 2018				778.6		10.3
January 31, 2018				796.5		5.4
December 31, 2017				880.4		6.3
November 30, 2017				749.5		7.5
October 31, 2017				737.6		2.9
September 30, 2017				700.5		4.9
August 31, 2017				818.6		4.8
July 31, 2017				891.9		6.8
June 30, 2017				835.9		4.5
May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				706.1		2.5
January 31, 2017				756.0		4.9

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor Statistics
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority